Exhibit 99.1
Inverness Medical Innovations
January 28, 2008
Scheduled for 10:00am EST
Matria — Investor Call
Doug Guarino
Ref# 33006320
SPEAKER DIAL IN:
(888) 889-5574
Doug Guarino
Good morning and welcome to the Inverness Medical Innovations conference call to discuss our recently announced, pending merger with Matria Healthcare.
We are joined today by Ron Zwanziger, Chairman and CEO, Dave Teitel, CFO, and Ron Geraty, CEO of Alere.
Before we get to that discussion though, I would first like to draw your attention to the fact that certain matters discussed in this conference call will constitute forward-looking statements within the meaning of the US securities laws. These statements reflect our current views with respect to future events or financial performance and are based on management’s current assumptions and information currently available. Actual results and the timing of certain events could differ materially from those projected or contemplated by the forward-looking statements due to numerous factors, including without limitation, our ability to successfully integrate our acquisitions; our ability to consummate our proposed acquisition of Matria Healthcare and the health management joint venture that we are exploring; our ability to successfully develop and commercialize products; the market acceptance of our products; the content and timing of decisions by regulatory authorities both in the United States and abroad; the effect of pending and future legal proceedings on our financial performance and the risks and uncertainties described in our periodic reports filed with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2006. Our Company undertakes no obligation to update forward-looking statements.

Additionally, please note that during this call we may discuss non-GAAP financial measures. For each non-GAAP financial measure discussed, a presentation of the most directly comparable GAAP financial measure and a reconciliation of the differences between the non-GAAP financial measure discussed and the most directly comparable GAAP financial measure is available on the company’s website at www.invernessmedical.com/News.cfm
With that, let me turn the call over to Inverness Medical Chairman and CEO, Ron Zwanziger.
Ron Zwanziger:
Good morning everyone,
Earlier today we announced our entrance into a definitive merger agreement with Matria Healthcare and our intention to integrate Matria into Inverness’s health management business. Matria will be combined with Alere Medical and ParadigmHealth to form our new health management division, to be run by Ron Geraty. This business will not only be the second largest health management business in the rapidly expanding disease management industry, it will be the market leader in women’s health (including in the NICU), in home monitoring of patients with heart failure, and in the specialized field of oncology. As stated previously, we are confident that our ability to offer our clients rapid diagnostic tools combined with value-added healthcare services will improve care and lower costs.
Matria’s position as the market leader in health enhancement programs for employers will serve to expand and diversify our health management customer base. They are a leading provider of high-risk pregnancy management programs which have been shown to reduce the length of time certain babies spend in the NICU, where our Paradigm programs are focused. Matria’s Quality Oncology offerings can be combined with Paradigm’s corresponding services to further extend Inverness’s reach into the field of oncology. Finally, their specialized expertise in women’s health will complement and expand the use of Inverness’s rapid diagnostics in this area. Alere has a market leadership position in monitoring patients with heart failure at home. Thus, with the purchase now of Matria, Inverness will have market leading positions in women’s health, oncology and cardiology, three critical areas of strategic focus for Inverness.

Not only is this transaction important strategically, but it will be immediately accretive to Inverness Cash EPS. In addition, we anticipate significant cost and revenue synergies from the combination of Alere, Paradigm and Matria, and look forward to outlining both values and timing within the first 90 days after closing, consistent with our behavior after the Biosite acquisition.
As part of our announcement this morning, we further indicated our intention to investigate the formation of a 50/50 joint venture partnership, focusing on the large and rapidly expanding health management market opportunity. This may include placing Alere, Paradigm and Matria, with a combined asset value of approximately $ 1.8 billion, into a new entity, then selling 50% of that entity to a third-party financial sponsor, while retaining a buy-back option for Inverness. While there can be no assurance that such a joint venture will be agreed to or consummated, such an initiative would allow us to continue to drive the convergence of home diagnostics and health management, while de-leveraging our balance sheet in the short term, and retaining our ability to reap the benefits of this emerging industry over the longer term.
At this time I would like to introduce you to Dr. Ron Geraty, a physician executive who has run several healthcare companies, including successfully guiding Alere Medical for the past six years. I have asked Ron to address the pending integration of Alere, Paradigm and Matria to give you a sense of what you can expect over the next few weeks and months. So, with that introduction, let me turn the call over to Ron Geraty.
RON GERATY’S SECTION:
Thank you Ron.
Inverness’s health management strategy is to provide convenient, targeted and timely clinical information and diagnostic tools to patients and their providers, to improve the health status of patients and keep them out of ERs and hospitals.  At all times our focus is on empowering individuals to take charge of their own health at home. Our constituents include not only our enrollees, but their families and providers; our clients are payers.
We get impressive and measurable results by identifying, engaging, evaluating, intervening with, and educating individuals.  We aid in diagnosis and monitoring with our rapid diagnostic tools (including breakthrough tools under development); we improve care and outcomes and reduce healthcare costs with our health management services.  We use technology to communicate with our constituents (including the telephone, internet, wireless solutions, fax, and cell phones).  We seek to improve care and lower healthcare costs by applying highly-scalable solutions to affect one person’s health at a time.
We have already made tremendous progress integrating the management and operations of Alere and Paradigm. Similarly, we will begin the integration of Alere with Matria immediately after the close. Our first priority will be to meet with all of Matria’s customers to give them confidence that their service requirements will be met and exceeded. Matria, Alere and Paradigm will become one company with one mission and one strategy but with varying offerings. You should understand that this is a transformative acquisition for Inverness’s health management business. While Alere and Paradigm have significant business, expanding our business from about 100,000 patients under active management to over 1 million patients with the addition of Matria’s business is a significant expansion.
We will integrate programs within the first ninety days including Matria’s high risk maternity programs with Paradigm’s NICU services, Matria’s Quality Oncology with Paradigm’s oncology program, Alere’s home monitoring tools with Matria’s use of RN call centers. Each of the companies has call centers that we will assess for quality, efficiency and specialized skills. We are confident that we will be able to integrate our call centers where required and capitalize on Alere’s use of nurses in their homes to provide “virtual call centers”. By integrating three companies with unique expertise but overlapping staff responsibilities, we anticipate significant strategic, selling and financial synergies.

After the first ninety days, we’ll focus on getting the rest of the health management operations integrated, such as information systems and clinical operations. Additionally, we will be looking for integration opportunities with Inverness’ rapid diagnostics division. For those of you who have wondered why a diagnostics company and health management company would come together, I want to assure you that there is a specific rationale for a combined offering which is already under development and receiving early acceptance from our customers. We are currently planning a very significant trial with one of our health plan clients in the use of biomarkers as a way of identifying at-risk patients earlier. Also, with the likelihood that INR home testing will be approved by CMS for atrial fib patients, we are already discussing a significant home monitoring program with a major client, and have the expectation of expanding these discussions to other large clients shortly.
In the longer term we expect to augment our already strong organic growth rates at Alere through the myriad cross-selling opportunities that exist between Alere, Paradigm, Matria and Inverness, as well as benefiting from the enhanced ability to attract new clients through our broad and highly competitive combined offerings.
We are confident that we will be successful in bringing a new paradigm to healthcare within the next twelve to eighteen months. While we will be treating the specifics of our program development strategies confidentially, we expect the market to be quite pleased with the results in the intermediate and long term, and we’re looking forward to implementing this action plan.
With that, let me turn the call back to Ron Zwanziger.
RON ZWANZIGER:
Thank you Ron.
After this transaction closes, Inverness will have combined health management revenues of over $500m on a pro-forma basis with tremendous opportunity for near-term growth. We will be well-

positioned to integrate and expand these complementary businesses into a market leadership position, replicating our past successes in consumer diagnostics and professional rapid diagnostics. As most of you know it is always our intention to become market leader in all areas of interest to us, and health management is no exception.
I want to stress that we do not expect the Matria acquisition to delay or diminish the impact of other ongoing initiatives in our professional diagnostics businesses which we have discussed previously, and we remain committed to continually strengthening each of our business units. This transaction is an important milestone towards our previously stated goal of becoming the world leader in diagnostics-driven health management, with a focus on empowering individuals to take charge of their own health at home.
And now let me open the call up to questions.
I. Q&A
II. RON’S CLOSING
As always, I would like to thank all of you for your continued support and interest.
Thank you very much and have a good day.